Exhibit 99.1

Arista Networks, Inc. Reports Third Quarter 2015 Financial Results
Cloud Networking Adoption Drives Record Revenue and EPS
SANTA CLARA, Calif.,  November 5, 2015 - Arista Networks, Inc. (NYSE: ANET), an industry leader in software-driven cloud networking solutions for large data center and computing environments, today announced financial results for its third quarter ended September 30, 2015.
Third Quarter Financial Highlights

•	Revenue of $217.5 million, an increase of 40% compared to the third quarter of 2014, and an increase of 11% from the second quarter of 2015.

•	Non-GAAP gross margin of 65.5%, compared to non-GAAP gross margin of 65.2% in the third quarter of 2014 and 65.8% in the second quarter of 2015.

•	GAAP gross margin of 65.2%, compared to GAAP gross margin of 64.9% in the third quarter of 2014 and 65.4% in the second quarter of 2015.

•	Non-GAAP net income of $42.4 million, or $0.59 per diluted share, compared to non-GAAP net income of $28.1 million, or $0.40 per diluted share, in the third quarter of 2014.

•	GAAP net income of $28.7 million, or $0.39 per diluted share, compared to GAAP net income of $21.9 million, or $0.30 per diluted share, in the third quarter of 2014.

"Arista is witnessing the mainstream acceptance of open and programmable cloud networking across the globe,” stated Jayshree Ullal, Arista President and CEO. “I am delighted by our customer traction across four major verticals and our consistent profitable revenue growth."

Commenting on the company's financial results, Ita Brennan, Arista’s CFO, said, "We are pleased with yet another record revenue quarter, as we grew our top line 40% year over year, with continued strong profitability while funding significant product and technology innovation.”

Company Highlights

•
Announced a new service capability for CloudVision® called Macro-Segmentation Service (MSS™). MSS provides automated insertion of Security and other in-line L4-7 services within any Software Driven Cloud Networking Infrastructure. MSS has been endorsed by our technology alliance ecosystem partners VMware, Palo Alto Networks, Check Point Software, Fortinet, and F5 Networks who are each working with us to deliver MSS support for their platforms.

•
Introduced a new portfolio of data center switches that address the demand for 25/50/100GbE switching. Arista EOS (extensible operating system) features such as Smart System Upgrade with hitless software upgrades, hitless speed change and network rollback, provide customers with non-stop operational tools for building cloud scale networks.

•	Demonstrated integration with HP OneView at VMworld 2015, as a joint converged network offering.

Financial Outlook
For the fourth quarter of 2015, we expect:

•	Revenue between $238 and $242 million.

•	Non-GAAP gross margin between 62% to 65%, and

•	Non-GAAP operating margin of approximately 26%.
Guidance for non-GAAP financial measures excludes legal expenses associated with the OptumSoft and Cisco litigation, stock-based compensation and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.
Prepared Materials and Conference Call Information
Arista executives will discuss third quarter 2015 financial results on a conference call at 1:30 p.m. Pacific time today. To listen to the call via telephone, dial 1-877-201-0168 in the United States or 1-647-788-4901 from outside the US. The Conference ID is 50091413.

The financial results conference call will also be available via live webcast on our investor relations website at investors.arista.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on Arista’s Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking statements” regarding our future performance, including statements in the section entitled “Financial Outlook,” such as estimates regarding revenue, non-GAAP gross margin and non-GAAP operating margin for the fourth quarter of FY 2015. Forward-looking statements are subject to a number of uncertainties and risks that could cause actual results to differ materially from those anticipated in the forward-looking statements including: Arista Networks’ limited operating history; risks associated with Arista Networks’ rapid growth; Arista Networks’ customer concentration; the dispute with Cisco Systems, Inc. and Optumsoft, Inc.; requests for more favorable terms and conditions from our large end customers; declines in the sales prices of our products and services; changes in customer order patterns or customer mix; increased competition in our products and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; the evolution of the cloud networking market and the adoption by end customers of Arista Networks’ cloud networking solutions; and general market, political, economic and business conditions. Additional risks and uncertainties that could affect Arista Networks can be found in Arista’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2015, and other filings that the company makes to the SEC from time to time. You can locate these reports through our website at http://investors.arista.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the company as of the date hereof and Arista Networks disclaims any obligation to publicly update or revise any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
The company reports certain non-GAAP financial measures that exclude stock-based compensation expenses, expenses associated with the OptumSoft and Cisco litigation, and other non-recurring charges. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends. In addition, these measures are the primary indicators management uses as a basis for its planning and forecasting for future periods.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP net income, net income per diluted share, gross margin, or operating margin. Non-GAAP financial measures are subject to limitations, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A description of these non-GAAP financial measures and a reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
About Arista Networks
Arista Networks was founded to pioneer and deliver software-driven cloud networking solutions for large data center storage and computing environments. Arista’s award-winning platforms, ranging in Ethernet speeds from 10 to 100 gigabits per second, redefine scalability, agility and resilience. Arista has shipped more than five million cloud networking ports worldwide with CloudVision and EOS, an advanced network operating system. Committed to open standards, Arista is a founding member of the 25/50GbE consortium. Arista Networks products are available worldwide directly and through partners.
ARISTA, EOS, CloudVision and Spline are among the registered and unregistered trademarks of Arista Networks, Inc. in jurisdictions around the world. Other company names or product names may be trademarks of their respective owners.
Additional information and resources can be found at: http://www.arista.com.

Media Contact Amanda Jaramillo Corporate Communications (408) 547-5798 amanda@arista.com	Investor Contact Chuck Elliott Product and Investor Advocacy (408) 547-5549 chuck@arista.com

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Income
(Unaudited in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Product	$193,339	$141,455	$527,552	$374,338
Service	24,209	14,008	64,593	36,279
Total revenue	217,548	155,463	592,145	410,617
Cost of revenue:
Product	67,990	49,633	182,443	122,692
Service	7,810	4,873	22,310	12,274
Total cost of revenue	75,800	54,506	204,753	134,966
Total gross profit	141,748	100,957	387,392	275,651
Operating expenses:
Research and development	58,748	36,231	152,035	104,565
Sales and marketing	26,508	20,956	77,776	60,322
General and administrative	25,195	9,896	57,670	24,253
Total operating expenses	110,451	67,083	287,481	189,140
Income from operations	31,297	33,874	99,911	86,511
Other income (expense), net:
Interest expense—related party	—	—	—	(782)
Interest expense	(753)	(764)	(2,406)	(4,730)
Other income (expense), net	13	(824)	(38)	2,426
Total other income (expense), net	(740)	(1,588)	(2,444)	(3,086)
Income before provision for income taxes	30,557	32,286	97,467	83,425
Provision for income taxes	1,867	10,420	20,289	27,612
Net income	$28,690	$21,866	$77,178	$55,813
Net income attributable to common stockholders:
Basic	$28,301	$21,185	$75,864	$40,556
Diluted	$28,329	$21,255	$75,967	$41,909
Net income per share attributable to common stockholders:
Basic	$0.42	$0.34	$1.16	$0.93
Diluted	$0.39	$0.30	$1.07	$0.85
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	66,629	62,402	65,609	43,453
Diluted	71,887	69,737	71,232	49,323

ARISTA NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited in thousands, except percentages and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP gross profit	$141,748	$100,957	$387,392	$275,651
GAAP gross margin	65.2%	64.9%	65.4%	67.1%
Stock-based compensation expense	786	480	2,206	992
Non-GAAP gross profit	$142,534	$101,437	$389,598	$276,643
Non-GAAP gross margin	65.5%	65.2%	65.8%	67.4%

GAAP income from operations	$31,297	$33,874	$99,911	$86,511
Stock-based compensation expense	12,278	8,082	32,325	19,569
Litigation expense	15,889	—	32,468	—
Non-GAAP income from operations	$59,464	$41,956	$164,704	$106,080
Non-GAAP operating margin	27.3%	27.0%	27.8%	25.8%

GAAP net income	$28,690	$21,866	$77,178	$55,813
Stock-based compensation expense	12,278	8,082	32,325	19,569
Release of income tax reserve	(6,376)	—	(6,376)	—
Litigation expense	15,889	—	32,468	—
Unrealized gain on note receivable	—	—	—	(4,000)
Income tax effect on non-GAAP exclusions	(8,064)	(1,876)	(18,868)	(3,181)
Non-GAAP net income	$42,417	$28,072	$116,727	$68,201

Weighted average shares used in computing GAAP diluted income per share attributable to common stockholders	71,887	69,737	71,232	49,323
Additional weighted average dilutive shares[1]	—	—	—	18,447
Non-GAAP weighted average diluted shares	71,887	69,737	71,232	67,770

GAAP diluted net income per share attributable to common stockholders	$0.39	$0.30	$1.07	$0.85
Net income attributable to participating securities	0.01	0.01	0.02	0.28
Non-GAAP adjustments to net income	0.19	0.09	0.55	0.25
Non-GAAP adjustments to diluted shares	—	—	—	(0.37)
Non-GAAP diluted net income per share	$0.59	$0.40	$1.64	$1.01
Summary of Stock-Based Compensation Expense
Cost of revenue	$786	$480	$2,206	$992
Research and development	7,037	4,304	18,344	10,298
Sales and marketing	2,864	2,387	8,138	5,746
General and administrative	1,591	911	3,637	2,533
Total	$12,278	$8,082	$32,325	$19,569
______________________________
1Includes weighted average shares from the issuance of shares upon our IPO and the assumed conversion of preferred stock and notes payable at the beginning of the quarter.

ARISTA NETWORKS, INC.
Condensed Consolidated Balance Sheets
(Unaudited in thousands)

	September 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$418,500	$240,031
Marketable securities	150,117	209,426
Accounts receivable, net	160,230	96,982
Inventories	109,921	78,006
Deferred tax assets	20,197	12,252
Prepaid expenses and other current assets	62,135	42,782
Total current assets	921,100	679,479
Property and equipment, net	75,248	71,558
Investments	36,636	36,636
Deferred tax assets	19,047	11,510
Other assets	20,861	11,840
TOTAL ASSETS	$1,072,892	$811,023
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$31,487	$32,428
Accrued liabilities	58,979	40,369
Deferred revenue	124,740	60,327
Other current liabilities	9,760	11,249
Total current liabilities	224,966	144,373
Income taxes payable	11,188	17,323
Lease financing obligations, non-current	41,587	42,547
Deferred revenue, non-current	65,966	46,141
Other long-term liabilities	6,011	4,981
TOTAL LIABILITIES	349,718	255,365
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	7	7
Additional paid-in capital	516,607	426,171
Retained earnings	206,991	129,814
Accumulated other comprehensive loss	(431)	(334)
TOTAL STOCKHOLDERS’ EQUITY	723,174	555,658
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,072,892	$811,023

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited in thousands)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$77,178	$55,813
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,724	7,366
Stock-based compensation	32,325	19,569
Deferred income taxes	(15,483)	(782)
Provision for bad debts	650	593
Excess tax benefit on stock based-compensation	(32,381)	(841)
Amortization of investment premiums	1,332	—
Unrealized gain on notes receivable	—	(4,000)
Amortization of debt discount	—	527
Write-off of debt discount on notes payable	—	680
Changes in operating assets and liabilities:
Accounts receivable	(63,898)	(6,657)
Inventories	(31,915)	4,507
Prepaid expenses and other current assets	(19,352)	(8,755)
Other assets	(3,092)	(2,142)
Accounts payable	(145)	5,600
Accrued liabilities	18,102	7,733
Deferred revenue	84,238	18,787
Income taxes payable	24,759	501
Other liabilities	1,980	1,165
Interest payable	—	(1,630)
Interest payable—related party	—	670
Net cash provided by operating activities	84,022	98,704
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturity of marketable securities	58,200	—
Purchases of property and equipment	(13,974)	(10,789)
Change in restricted cash	(4,039)	4,040
Purchases of intangible assets	(743)	(4,451)
Investment in private companies	—	(15,000)
Net cash provided by (used in) investing activities	39,444	(26,200)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of lease financing obligations	(778)	(554)
Payments—deferred offering costs	(261)	—
Proceeds from issuance of common stock upon exercising options, net of repurchases	14,562	2,578
Proceeds from issuance of common stock under employee stock purchase plan	9,366	—
Excess tax benefit on stock-based compensation	32,381	841
Proceeds from initial public offering, net of issuance cost	—	239,643
Repayment on notes payable	—	(20,000)
Net cash provided by financing activities	55,270	222,508
Effect of exchange rate changes	(267)	(80)
NET INCREASE IN CASH AND CASH EQUIVALENTS	178,469	294,932
CASH AND CASH EQUIVALENTS—Beginning of period	240,031	113,664
CASH AND CASH EQUIVALENTS—End of period	$418,500	$408,596